Exhibit 99.1

Service Corporation International Announces Expiration of Early Participation
                 Period of Tender Offer for 6% Notes Due 2005

    HOUSTON, April 14 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SRV), the world's largest funeral and cemetery company, announced today that the early participation period for its tender offer for up to $200 million of its 6% Notes due 2005 (the "Notes") expired at 5:00 p.m., New York City time, on April 13, 2004, and that it had received tenders from holders of more than $200 million aggregate principal amount of the Notes. The Company has outstanding $272,451,000 aggregate principal amount of the Notes. As more than $200 million aggregate principal amount of Notes were validly tendered and not withdrawn in the tender offer, the Company will accept Notes on a prorata basis.

    Holders that tendered their Notes at or prior to 5:00 p.m., New York City time, on Tuesday, April 13, 2004, will be eligible to receive $1,050.00 per $1,000 principal amount of the Notes, plus accrued and unpaid interest. Holders who validly tender their Notes after the early participation period but prior to expiration of the tender offer will be eligible to receive $1,020.00 per $1,000 principal amount of the Notes, plus accrued and unpaid interest. The tender offer expires at 11:59 p.m., New York City time, on April 21, 2004, unless extended by the Company. Tenders of Notes made at or prior to 5:00 p.m., New York City time, on April 13, 2004 may not be validly withdrawn. The tender offer is being made upon the terms and is subject to the conditions set forth in an Offer to Purchase dated March 24, 2004, which sets forth more fully the terms and conditions of the tender offer.

    Questions concerning the terms of the tender offer may be directed to the dealer manager, Merrill Lynch & Co., toll-free at (888) 654-8637 or by collect call at (212) 449-4914. Copies of the Offer to Purchase may be obtained by calling the information agent, Global Bondholder Services Corporation, toll-free at (866) 873-7700 or at (212) 430-3774 (banks and brokerage firms).

    This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not holders of the 6% Notes due 2005 should tender their Notes pursuant to the offer. The offer is made only by the Offer to Purchase, dated March 24, 2004.

    Cautionary Statement on Forward-Looking Statements

    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable conditions in the financing markets.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. You can obtain a copy of this document as well as other SEC filings on our website at www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

    Service Corporation International headquartered in Houston, Texas is the world's largest funeral and cemetery company. We have an extensive network of providers including 1,239 funeral service locations, 406 cemeteries and 141 crematoria providing funeral and cemetery services in North America as of December 31, 2003. We also own funeral and cemetery businesses in South America, Singapore and Germany. For more information about Service Corporation International, please visit our website at www.sci-corp.com .

     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
    -0-                             04/14/2004
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO:  Service Corporation International; Merrill Lynch & Co.
ST:  Texas
IN:  FIN
SU: